Exhibit 99.2

Berliner Communications, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

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The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Berliner Communications, Inc. (“BCI,” “we,” “us,” or “our”) and Radian Communication Services, Inc. (“Radian”) after giving effect to our Asset Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We acquired certain assets and operations and assumed certain liabilities of Radian on April 16, 2007.

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had BCI and Radian been operating as combined entities for the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of BCI included in our Form 10-K for the year ended June 30, 2006, and in our Form 10-Q for the quarter ended March 31, 2007 and the historical financial statements included elsewhere in this Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 assumes that the combination took place at March 31, 2007. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2006 and for the nine month period ended March 31, 2007 assume that the combination took place at July 1, 2005.

The unaudited pro forma condensed consolidated financial statements do not take into consideration any benefits or additional expenses which may or may not result from the combination.

BERLINER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2007
(Amounts in thousands)

	Historical		Pro forma
	Berliner	Radian	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,214	$120	$100	1,2	$2,434
Accounts receiveble, net	15,282	7,767	-		23,049
Work in process	-	1,060	-		1,060
Inventory	758	-	200	3	958
Prepaid expenses and other current assets	458	19	-		477
	18,712	8,966	300		27,978
LONG-TERM ASSETS
Property and equipment, net	1,486	369	622	3	2,477
Debt issuance costs	722	-	-		722
Goodwill	2,907	-	-		2,907
Other assets	124	-	-		124
TOTAL ASSETS	$23,951	$9,335	$922		$34,208

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit	$-	$-	$4,000	1	$4,000
Due to Radian	-	-	2,000	2	2,000
Current portion of long-term debt	57	-	-		57
Current portion of capital lease obligations	24	-	-		24
Accounts payable and accrued expenses	10,632	3,682	-		14,314
Deferred revenue	-	71	-		71
Accrued income taxes	356	-	-		356
	11,069	3,753	6,000		20,822
LONG-TERM LIABILITIES
Long-term debt, net of current portion	6,214	-	-		6,214
Long-term capital lease obligations, net of					-
current portion	22	-	-		22
TOTAL LIABILITIES	17,305	3,753	6,000		27,058

STOCKHOLDERS' EQUITY	6,646	5,582	(5,078)	2,3	7,150
	$23,951	$9,335	$922		$34,208

Refer to Notes to the unaudited condensed combined financial statements.

BERLINER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended June 30, 2006
(Amounts in thousands except per share data)

	Historical		Pro Forma			Historiical	Pro Forma
	Berliner	Digitcom	Adjustments		Combined	Radian	Adjustments		Combined
Revenues	$39,325	$6,546	$(1,423)	a	$44,448	$21,834	$-		$66,282
Costs of revenues	28,202	3,049	(1,423)	a	29,828	18,196	-		48,024
Gross margin	11,123	3,497	-		14,620	3,638	-		18,258

Sellijng, general and administrative expenses	9,448	1,543	-		10,991	2,898	-		13,889
Depreciation and amortization	247	36	48	b	331	137	330	(4)	798
Gain on sale of fixed assets	(7)	-	-		(7)	-	-		(7)
Earnings (loss) from operations	1,435	1,918	(48)		3,305	603	(330)		3,578

Other income (expense)
Interest expense	(74)	-	(144)	c	(218)	(4)	(497)	(5)	(719)
Interest income (expense)	14	2	(80)	c	(64)	-	-		(64)
Gain on equity investments	98	-	-		98	-	-		98
Other expense	(85)	-	-		(85)	-	-		(85)
Income (loss) before income taxes	1,388	1,920	(272)		3,036	599	(827)		2,808
Income tax expense	133	-	-		133	-	-		133
Net income (loss)	1,255	1,920	(272)		2,903	599	(827)		2,675
Deemed Series B and D preferred dividends	19,936	-	-		19,936	-	-		19,936
Net income (loss) applicable to common shareholders	$(18,681)	$1,920	$(272)		$(17,033)	$599	$(827)		$(17,261)

Net loss per share - basic and diluted									$(1.27)

Weighted average number of shares outstanding:
basic and diluted									13,582

Refer to Notes to the unaudited condensed combined financial statements.

BERLINER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended March 31, 2007
(Amounts in thousands except per share data)

	Historical		Pro Forma			Historiical	Pro Forma
	Berliner	Digitcom	Adjustments		Combined	Radian	Adjustments		Combined
Revenues	$36,315	$3,888	$(176)	a	$40,027	$19,154	$-		$59,181
Costs of revenues	25,246	2,517	(176)	a	27,587	17,320	-		44,907
Gross margin	11,069	1,371	-		12,440	1,834	-		14,274

Sellijng, general and administrative expenses	8,694	2,020	-		10,714	2,491	-		13,205
Depreciation and amortization	186	21	36	b	243	83	248	(4)	574
Gain on sale of fixed assets	(5)	-	-		(5)	-	-		(5)
Earnings (loss) from operations	2,194	(670)	(36)		1,488	(740)	(248)		500

Other income (expense)
Interest expense	(454)	-	(108)	c	(562)	(8)	(373)	(5)	(943)
Interest income (expense)	28	4	(60)	c	(28)	-	-		(28)
Gain on equity investments	4	-	-		4	-	-		4
Other income	28	-	-		28	-	-		28
Income (loss) before income taxes	1,800	(666)	(204)		930	(748)	(621)		(439)
Income tax expense	920	-	-		920	-	-		920
Net income (loss) applicable to common shareholders	$880	$(666)	$(204)		$10	$(748)	$(621)		$(1,359)

Net loss per share - basic and diluted									$(0.08)

Weighted average number of shares outstanding:
basic and diluted									17,035

Refer to Notes to the unaudited condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet is derived from the historical balance sheets of Radian Communication Services, Inc., a Delaware corporation (“Radian”) and Berliner Communications, Inc. at March 31, 2007. The unaudited pro forma condensed combined balance sheet reflects our purchase of the operations and assets and liabilities of Radian’s operations located in Los Angeles, California, Seattle, Washington, and Las Vegas, Nevada by our wholly owned subsidiary, BCI Communications, Inc. (“BCI”) as if it had occurred on March 31, 2007.

The accompanying unaudited pro forma condensed combined statements of operations for the year ended June 30, 2006 and for the nine month period ended March 31, 2007 assume that the combination took place at July 1, 2005.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented useful and not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and, in the opinion of management, are reasonable. Assumptions underlying the pro forma adjustments are described below in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes hereto.

Radian’s independent registered public accounting firm has not examined, reviewed, compiled or applied agreed upon procedures to the unaudited pro forma condensed combined financial statements and, accordingly, assume no responsibility for them.

2. Radian Acquisition

On April 16, 2007, our wholly-owned subsidiary BCI Communications, Inc. (“BCI”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Radian Communication Services, Inc., for the purchase of certain of the U.S. assets and operations, and assumption of certain liabilities of Radian.

The transaction was recorded as a purchase of a business that included accounts receivable, work in process, vehicles and equipment, and inventory. The purchase price, after post-closing adjustments, was $9,073,000, $3,900,000 of which was paid in cash, $3,300,000 to the seller and $600,000 into an escrow account pending final settlement. An additional $2,000,000 will be paid to the seller as receivables are collected. BCI also assumed, after post-closing adjustments, $3,173,000 in accounts payable and accrued liabilities.
The allocation of the purchase price is a preliminary allocation to identifiable net assets acquired. BCI intends to conduct an appraisal of these assets and will consider a potential adjustment to the purchase price allocation based upon the results of this appraisal and a review of the value of the customer relationships acquired from Radian. BCI does not believe these amounts will be material.

3. Pro Forma Allocation of Purchase Price:	Assets Acquired
	Cash and cash equivalents	$120
	Accounts receivable	7,767
	Work in progress	1,060
	Property and equipment	991
	Inventory and other current assets	219
		10,137
	Liabilities assumed	(3,753)
	Stockholders’ Equity	(504)
	Total cash paid or to be paid	$5,900

4. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)	Records borrowings under Berliner’s line of credit to fund the purchase price.
(2)	Records the total cash payments to Radian.
(3)	Records the allocation of the purchase price of Radian by BCI Communications, Inc.
(4)	Records additional depreciation attributable to Berliner’s acquisition of Radian.
(5)	Records interest expense that is calculated on the cash paid to sellers at closing at 12.75% per year.

5. Digitcom Acquisition

On February 28, 2007, our wholly-owned subsidiary BCI entered into an Asset Purchase Agreement (the “Digitcom Asset Purchase Agreement”) with Digital Communication Services, Inc., a Texas corporation (“Digitcom”), J&J Leasing Partnership, a Texas general partnership (“J&J”), and the shareholders of Digitcom for the purchase of certain assets, excluding cash and receivables, of Digitcom and property of J&J, and assumption of certain liabilities of Digitcom.

Accordingly, the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2006 and for the nine months ended March 31, 2007 have been adjusted to reflect the pro forma effect of the purchase of Digitcom as if the acquisition had taken place on July 1, 2005.

The following pro forma adjustments are included in the unaudited condensed combined statements of operations:

(a)	Records the elimination of sales and purchases between Digitcom and us for the year ended June 30, 2006 and the nine months ended March 31, 2007.
(b)	Records additional depreciation and amortization attributable to Berliner’s acquisition of Digitcom.
(c)
Interest income is reduced by the amount of interest that would have been earned on the $2.0 million cash paid to the sellers at closing, and interest expense is calculated on the Note due to J&J Leasing at 8.25% per year.